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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in this Registration Statement on Form S-1 of our report dated October 11, 1999, except as to Note 12, which is as of October 26, 1999, relating to the financial statements of Cobalt Networks, Inc., which appears in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

/s/ PriceWaterhouseCoopers LLP
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PriceWaterhouseCoopers LLP
San Jose, California

November 2, 1999